SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                            event reported) June 24,
                              2004 (June 23, 2004)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)



                           Delaware 0-27072 52-0845822
               (state or other juris- (Commission (I.R.S. Employer
           diction of incorporation) File Number) (Identification No.)


              1617 JFK Boulevard, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 988-0080

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

At the Company's Annual Meeting of Stockholders on June 23, 2004, stockholders approved the following:

Total shares voted: 25,978,921 out of 42,363,928 eligible to vote.

Election of Directors:
                                        For                    Withheld

William A. Carter, M.D.              25,275,037                 703,884
Richard C. Piani, Esq.               25,504,979                 473,942
Ransom W. Etheridge, Esq.            25,513,939                 464,982
William M. Mitchell. Ph.D., M.D.     25,513,547                 465,374
Iraj-Eqhbal Kiani, Ph.D.             25,513,547                 465,374
Antoni Esteve, Ph.D.                 25,517,307                 461,614

Ratification of the selection of BDO Seidman, LLP, as independent auditors of the Company for the year ending December 31, 2004.

For: 25,911,270   Against: 60,449   Abstain: 7,202

Approval of the issuance of 13,686,841 shares of common stock issuable upon exercise of certain warrants and upon conversion of certain outstanding debentures and debentures issuable upon exercise of certain rights to comply with AMEX Company Guide Section 713.

For: 6,493,369*   Against: 415,280  Abstain: 18,681  Broker nonvotes: 18,938,489

* Excludes shares owned by the holders of the warrants, debentures and rights described in the proposal.

Approval of the Hemispherx 2004 Equity Incentive Plan.

For: 6,512,751    Against: 507,991  Abstain: 19,690  Broker nonvotes: 18,938,489







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                                                              SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HEMISPHERX BIOPHARMA, INC.


June 24, 2004            By:  /s/ William A. Carter
                                    ------------------------------------
                                    William A. Carter, M.D., President